EXHIBIT 4.1(c)

THIRD SUPPLEMENTAL INDENTURE

__________

FIRSTENERGY GENERATION CORP.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(formerly known as The Bank of New York Trust Company, N.A.), as Trustee

__________

Dated as of March 31, 2009

__________

Providing among other things for

First Mortgage Bonds, Collateral Series A of 2009 due 2011

_________

Supplemental to Open-End Mortgage, General Mortgage
Indenture and Deed of Trust, Dated as of June 19, 2008

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2009, between FIRSTENERGY GENERATION CORP., a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”) under the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008 (hereinafter called the “Original Indenture”) with the Company.

W I T N E S S E T H:

WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Original Indenture to secure Bonds of the Company, issuable in series, from time to time, in the manner and subject to the conditions set forth, and without limit as to principal amount except as provided in the Original Indenture which Original Indenture has been filed for record in the filing offices set forth on Schedule 1 attached hereto and incorporated herein by reference; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee, as indentures supplemental to the Original Indenture, a First Supplemental Indenture dated as of June 25, 2008, a Second Supplemental Indenture dated as of March 1, 2009 (collectively, the “Prior Supplemental Indentures”, and the Original Indenture, as supplemented by the aforementioned Prior Supplemental Indentures, this Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the “Indenture”); and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of Bonds under the Indenture, consisting of $100,000,000 in principal amount to be designated as “First Mortgage Bonds, Collateral Series A of 2009 due 2011” (hereinafter referred to as the “bonds of Collateral Series A”), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture; and

WHEREAS, the bonds of Collateral Series A and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto; and

WHEREAS, it is provided in the Indenture, among other things, that the Company shall execute and file with the Trustee and the Trustee, at the request of the Company, when required by the Indenture, shall join in the execution of indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others, of providing for the creation of any series of Bonds and specifying the form and provisions of the Bonds of such series; and

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of Collateral Series A, as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the

Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01               Terms Incorporated by Reference.

Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Original Indenture.

SECTION 1.02                Additional Definitions.

“Administrative Agent” means The Royal Bank of Scotland Finance (Ireland), as Administrative Agent under the Credit Agreement, or any successor thereto as such Administrative Agent thereunder.

“Advances” shall have the meaning assigned to such term in the Credit Agreement.

“Borrowers” means the Company and FirstEnergy Solutions Corp., as Borrowers under the Credit Agreement.

“Commitment” shall have the meaning assigned to such term in the Credit Agreement.

“Credit Agreement” means the Credit Agreement, dated as of March 31, 2009, among the Company, FirstEnergy Solutions Corp., the banks and other financial institutions party thereto from time to time and the Administrative Agent.

“Interest Payment Date” shall have the meaning assigned to such term in the form of bond of Collateral Series A.

“Lenders” shall have the meaning assigned to such term in the Credit Agreement.

“Majority Lenders” shall have the meaning assigned to such term in the Credit Agreement.

SECTION 1.03.               Rules of Construction.  All references to any agreement refer to such agreement as modified, varied, supplemented, amended or restated from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.

ARTICLE II

BONDS

SECTION 2.01.  Designation and Issuance of Bonds.  The bonds of Collateral Series A shall be designated, as hereinbefore recited, as the Company’s “First Mortgage Bonds, Collateral Series A of 2009 due 2011” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of One Hundred Million Dollars ($100,000,000).  The bonds of Collateral Series A are to be issued and secured by the Lien of the Indenture.

SECTION 2.02.  Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds.  (a)  The definitive bonds of Collateral Series A shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons, and such bonds and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto.  The bonds of Collateral Series A shall be dated as provided in Section 3.03 of the Original Indenture.

(b)           The bonds of Collateral Series A shall bear interest as provided in the form of the bond of Collateral Series A, and such provisions are incorporated at this place as though set forth in their entirety.  The interest rate and maturity date of the bonds of Collateral Series A shall be as set forth in the form of the bond of Collateral Series A.

(c)           The interest on the bonds of Collateral Series A so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Original Indenture, be paid to the person in whose name such bond is registered on such Interest Payment Date.

SECTION 2.03.  Bonds Issued as Collateral Security.  The bonds of Collateral Series A shall be issued, delivered, and pledged to, and registered in the name of, the Administrative Agent, for the benefit of the Lenders, in order to secure and provide for, and as collateral security for, the payment when due of the principal of and interest on, and fees with respect to, outstanding Advances under the Credit Agreement.

SECTION 2.04.  Credit for Payments under the Credit Agreement.  Any payment made in respect of the Borrowers’ obligations under the Credit Agreement with respect to the payment of principal of or interest on the Advances shall be deemed a payment in respect of the principal of or interest on (as applicable) the bonds of Collateral Series A, but such payment shall not reduce the principal amount of the bonds of Collateral Series A unless, and then only to the extent, the aggregate amount of the Lenders’ Commitments is irrevocably reduced concurrently with such payment. The obligation of the Company to make payments with respect to the principal of and interest on the bonds of Collateral Series A shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Borrowers or either of them shall have paid fully the then due principal of and interest on, and fees with respect to, outstanding Advances. Until such time as the Trustee shall have received notice from the Administrative Agent that an "Event of Default" under the Credit Agreement has occurred and is continuing, the Trustee shall be entitled to assume that all such payments have been made.  In the event that all of the obligations of the Borrowers under the Credit Agreement have been discharged, the bond of Collateral Series A shall be deemed to have been paid in full and shall be surrendered to the Trustee for cancellation.

SECTION 2.05.  Execution of Bonds.  The bonds of Collateral Series A shall be executed on behalf of the Company in accordance with Section 3.03 of the Original Indenture.

SECTION 2.06.  Medium and Places of Payment of Principal of, and Interest on, Bonds; Transferability and Exchangeability.  The principal of, and the interest on, the bonds of Collateral Series A shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and such principal and interest shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio.  The Corporate Trust Office of the Trustee shall serve as the initial location of such office.  Subject to the limitations provided herein, the bonds of Collateral Series A shall be transferable and exchangeable, in the manner provided in Sections 3.05 and 3.06 of the Original Indenture, at said office or agency.  The bonds of Collateral Series A shall not be transferable except (i) to a successor to the Administrative Agent under the Credit Agreement, (ii) to any Person or Persons in connection with the exercise of the rights and remedies of the holder thereof consequent upon an “Event of Default” as defined in the Indenture, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.  No charge shall be made by the Company to the registered owner of any bond of Collateral Series A for the registration of transfer of such bond or for the exchange thereof for bonds of the same series of other authorized denominations, except, in the case of any transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

SECTION 2.07.  Denominations and Numbering of Bonds.  The definitive bonds of Collateral Series A shall be issued in the denomination of $5,000 and any integral multiple thereof.  The bonds of Collateral Series A shall each be numbered R-1 and consecutively upwards.

SECTION 2.08.  Temporary Bonds.  Until definitive bonds of Collateral Series A are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations, and conditions set forth in Section 3.04 of the Original Indenture, temporary registered bonds of Collateral Series A without coupons.

SECTION 2.09.  Mandatory Redemption.  The bonds of Collateral Series A shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, but only if the Trustee shall receive a written demand from the Administrative Agent for redemption of all the bonds of Collateral Series A held by the Administrative Agent (a “Redemption Demand”) stating (i) that an “Event of Default” under the Credit Agreement has occurred and is continuing or an event providing a Lender the right to demand repayment under Section 2.08(b) of the Credit Agreement has occurred and the notice period specified in such Section 2.08(b) has expired and (ii) that payment of the principal amount outstanding under the Credit Agreement, all interest thereon and all other amounts payable thereunder are immediately due and payable and demanding payment thereof; provided, however, that the bonds of Collateral Series A shall not be redeemed in the event that following the Trustee’s receipt of the Redemption Demand and prior to the date of such redemption the Trustee shall have received a written notice from the Administrative Agent (i) stating that there has been a waiver of such “Event of Default” or, if applicable, a waiver of the right to such repayment under Section 2.08(b) of the Credit Agreement, or (ii) withdrawing said Redemption Demand.  The redemption of the bonds of Collateral Series A shall be made forthwith upon receipt of such Redemption Demand by the Company from the Majority Lenders, the Administrative Agent on behalf of the Majority Lenders, or the Trustee.  The Administrative Agent as the sole holder of the bonds of Collateral Series A, and any successor thereto, hereby irrevocably waives any requirement of notice of such redemption under Section 5.04 of the Original Indenture.

            SECTION 2.10.  Confirmation of Lien.  The Company, for the equal and proportionate benefit and security of the holders of all Bonds at any time issued under the Indenture, hereby confirms the lien and security interest of the Indenture upon, and hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the Mortgaged Property, but excluding from such lien, security interest and grant all property which, by virtue of any of the provisions of the Indenture, is excluded from the lien, security interests and granting clauses thereof.

ARTICLE III

MISCELLANEOUS

SECTION 3.01           Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of Collateral Series A (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 3.02             As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 3.03            Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture,

the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 3.04            This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, FIRSTENERGY GENERATION CORP., party of the first part hereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part hereto, have caused these presents to be executed in their respective names as of the day and year first above written.

FIRSTENERGY GENERATION CORP.

By:	_________________________________
James F. Pearson
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	_________________________________
Biagio S. Impala
Vice President

STATE OF OHIO                   )
                                                 )ss.:
COUNTY OF SUMMIT          )

On the ______ day of March, 2009, personally appeared before me, a Notary Public in and for the said County and State aforesaid, James F. Pearson, to me known and known to me to be the Vice President and Treasurer of FIRSTENERGY GENERATION CORP., the corporation which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President and Treasurer of FIRSTENERGY GENERATION CORP., the same is his free act and deed and the free and corporate act and deed of said corporation.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal the _____ day of March, 2009.

__________________________________________
________________, Notary Public
Commission Expires ______________

STATE OF OHIO                    )
                                                 )ss.:
COUNTY OF CUYAHOGA   )

On the ____ day of March, 2009, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Biagio S. Impala, to me known and known to me to be a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., the national banking association which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President for and on behalf of said national banking association and that the same is his free act and deed and the free and corporate act and deed of said national banking association.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the _____ day of March, 2009.

__________________________________________
________________, Notary Public
Commission Expires ______________

The Bank of New York Mellon Trust Company, N.A. hereby certifies that its precise name and address as Trustee is:

The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	________________________________
Biagio S. Impala
Vice President

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

Exhibit A

[FORM OF BOND OF COLLATERAL SERIES A]

This Bond is not transferable except (i) to a successor Administrative Agent under the Credit Agreement, dated as of March 31, 2009, among FirstEnergy Generation Corp., FirstEnergy Solutions Corp, the banks and other financial institutions named therein and the Royal Bank of Scotland Finance (Ireland), as Administrative Agent (such Credit Agreement, as amended from time to time, hereinafter the “Credit Agreement”), (ii) to any Person or Persons in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Indenture referred to herein or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

FIRSTENERGY GENERATION CORP.

First Mortgage Bond, Collateral Series A of 2009 due 2011

Due March 31, 2011

$[_____________________]                                                                                                                                                                                                                                                               No. R-__

FIRSTENERGY GENERATION CORP., a corporation of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to ________________________________________, as Administrative Agent (as hereinafter defined) under the Credit Agreement (as hereinafter defined), or registered assigns, the principal sum of [_____________________] Dollars or such lesser principal amount as is equal to the aggregate principal amount of the outstanding Advances (as defined in the Credit Agreement), in whole or in installments on such date or dates as the Borrowers (as hereinafter defined) have any obligation to make payments of principal on outstanding Advances under the Credit Agreement, but not later than March 31, 2011, and to pay interest on the unpaid principal amount from the time hereinafter provided at such rate per annum on each Interest Payment Date (as hereinafter defined) as shall cause the amount of interest payable on such Interest Payment Date on the bonds of this series to equal the amount of interest and fees payable on such Interest Payment Date under the Credit Agreement with respect to the Advances or the Commitments (as defined in the Credit Agreement) thereunder.  Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Credit Agreement (each such date herein called an “Interest Payment Date”) on and until maturity, or, in the case of any bonds of this series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any bonds of this series, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined).  The interest on each bond of this series so

Exhibit A-1

payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, be paid to the person in whose name such bond is registered on the date of such payment.  The principal of, and the interest on, this bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.  The amount of interest and fees payable from time to time under the Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Credit Agreement.

The bonds of this series have been issued to the Administrative Agent, for the benefit of the Lenders (as defined in the Credit Agreement), in order to secure and provide for, and as collateral security for, the payment when due of the principal of and interest on, and fees with respect to, outstanding Advances under that certain Credit Agreement, dated as of March 31, 2009, among the Company and FirstEnergy Solutions Corp., as Borrowers (collectively, the “Borrowers”), the banks and other financial institutions named therein or parties thereto from time to time and The Royal Bank of Scotland Finance (Ireland), as Administrative Agent (the “Administrative Agent”) (such Credit Agreement, as amended from time to time, hereinafter the “Credit Agreement”).

This bond is one of an issue of Bonds of the Company known as its First Mortgage Bonds, issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Third Supplemental Indenture dated as of March 31, 2009 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security.  As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this bond is one bond of a series entitled “First Mortgage Bonds, Collateral Series A of 2009 due 2011,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $100,000,000.

Except as hereinafter provided, this bond shall bear interest (a) from the Interest Payment Date next preceding the date of this bond to which interest has been paid, or (b) if the date of this bond is an Interest Payment Date to which interest has been paid, then from such date, or (c) if no interest has been paid on this bond, then from the date of initial issue.

Any payment made in respect of the Borrowers’ obligations under the Credit Agreement with respect to the payment of principal of or interest on the Advances shall be deemed a payment in respect of the principal of or interest on (as applicable) the bonds of this series, but

Exhibit A-2

such payment shall not reduce the principal amount of the bonds of this series unless the aggregate amount of the Lenders’ Commitments is irrevocably reduced concurrently with such payment.  The obligation of the Company to make payments with respect to the principal of and interest on the bonds of this series shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Borrowers or either of them shall have paid fully the then due principal of and interest on, and fees with respect to, outstanding Advances.

In the event that all of the obligations of the Borrowers under the Credit Agreement have been discharged, this bond shall be deemed to have been paid in full and shall be surrendered to the Trustee for cancellation.

The bonds of this series are subject to redemption prior to maturity at the demand of the Administrative Agent as provided in Section 2.09 of Article II of the Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date.

The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond is nontransferable except (i) to effect transfer to any successor to the Administrative Agent under the Credit Agreement, (ii) to any Person or Persons in connection with the exercise of the rights and remedies of the holder hereof consequent upon an Event of Default or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.  But this bond is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

Exhibit A-3

This bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this bond to be executed in its name by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by the manual or facsimile signature of its Corporate Secretary or one of its Assistant Corporate Secretaries.

Dated: _____________

                           FIRSTENERGY GENERATION CORP.

                           By:________________________________
                           Title:

Attest:

Title:

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

TRUSTEE’S AUTHENTICATION CERTIFICATE

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:_______________________________
Authorized Signatory

Exhibit A-4

Schedule 1 Filing Offices For the Original Indenture
Plant	Jurisdiction/Filing Office	Recording Information	Date filed
Ashtabula Plant	Ashtabula County - Office of the County Recorder of Ashtabula County, Ohio	Instrument No. 200800007364 Volume 436 Page 1732	06/27/2008
Bay Shore Plant	Lucas County - Office of the County Recorder of Lucas County, Ohio	Instrument No. 20080627-0032756	06/27/2008
Bruce Mansfield Plant	Beaver County - Office of the County Recorder of Beaver County, Pennsylvania	Instrument No. 3326465	06/27/2008
Burger Plant	Belmont County - Office of the County Recorder of Belmont County, Ohio	Instrument No. 200800004786 Volume 0157 Page 172	06/27/2008
Eastlake Plant	Lake County - Office of the County Recorder of Lake County, Ohio	Instrument No. 2008R018408	06/27/2008
Edgewater Plant and West Lorain Plant	Lorain County - Office of the County Recorder of Lorain County, Ohio	Instrument No. 2008-0259135	06/27/2008
Fremont Plant	Sandusky County - Office of the County Recorder of Sandusky County, Ohio	Instrument No. 200800004585 Official Record Book 66 Page 708	06/27/2008
Lake Shore Plant	Cuyahoga County - Office of the County Recorder of Cuyahoga County, Ohio	Instrument No. 200806270329	06/27/2008
Mad River Plant	Clark County - Office of the County Recorder of Clark County, Ohio	Instrument No. 200800010888 Official Record Volume 1852 Page 1946 Instrument No. 200800011009 Official Record Volume 1853 Page 18	06/27/2008 06/30/2008 (Re-recorded)

Schedule 1-1

Schedule 1

Filing Offices For the Original Indenture

Richland Plant	Defiance County - Office of the County Recorder of Defiance County, Ohio	Instrument No. 200800003811 Official Record Book 327 Page 482	06/27/2008
Sammis Plant	Jefferson County - Office of the County Recorder of Jefferson County, Ohio	Instrument No. 232633 Official Record Volume 851 Page 344	06/27/2008
Seneca Plant	Warren County - Office of the County Recorder of Warren County, Pennsylvania	Instrument No. 2008-2962	06/27/2008
Stryker Plant	Williams County - Office of the County Recorder of Williams County, Ohio	Instrument No. 200800082091 Official Record Book 0240 Page 0516	06/27/2008

Schedule 1-2